Exhibit 1 to Form T-1

EXHIBIT 1

ARTICLES OF RESTATEMENT

OF

BRANCH BANKING AND TRUST COMPANY

The undersigned corporation hereby submits these Articles of Restatement for the purpose of integrating into one document its original articles of incorporation and all amendments thereto:

1.	The name of the corporation is Branch Banking and Trust Company.

2.

Attached hereto as Exhibit A are the Restated Articles of Incorporation of Branch Banking and Trust Company (“Restated Articles”), which contain amendments to the Articles of Incorporation requiring shareholder approval.

3.	The Restated Articles of Incorporation of the corporation were adopted by its shareholders on the 27th of June, 1996, in the manner prescribed by North Carolina General Statutes, Chapter 55.

4.	The Restated Articles are to be effective upon filing.

This the 28th day of June, 1996.

By:

BANKING AND TRUST COMPANY

Name:	Robert E. Greene
Title:	President

EXHIBIT A

RESTATED ARTICLES OF INCORPORATION

OF

BRANCH BANKING AND TRUST COMPANY

ARTICLE I

Name

The name of the corporation is BRANCH BANKING AND TRUST COMPANY.

ARTICLE II

Duration

The period of duration of the corporation shall be perpetual.

ARTICLE III

Purposes

The purposes for which this corporation is formed are to act as agent to the extent permitted by the laws of the State of North Carolina; to conduct a commercial banking business, a savings banking business and a trust and fiduciary business and to exercise all such powers as are required to carry on and conduct a general banking and trust business and such other related enterprise as may be incident to or connected therewith and, specifically, to exercise all of the powers conferred upon banking and private corporations by the laws of the State of North Carolina.

ARTICLE IV

Capital Stock

The corporation shall be authorized to issue five million shares of voting common stock, all of one class, having a par value of $5.00 per share.

ARTICLE V

Registered Office

The address of the registered office of the corporation is 200 West Second Street, Winston- Salem, Forsyth County, North Carolina 27101 and the name of its registered agent at such address is Jerone C. Herring.

ARTICLE VI

Incorporators

The names and addresses of the incorporators are:

Name	Address
F.L. Carr	402 South Kincaid Avenue Wilson, NC 27893

John Graves	209 Wilshire Boulevard Wilson, NC 27893

Thorne Gregory	1200 Brookside Drive Wilson, NC 27893

G.S. Tucker, Jr.	1415 West Nash Street Wilson, NC 27893

R.P. Watson	1301 Watson Drive Wilson, NC 27893

ARTICLE VII

Bylaws

As of the Close of Business on [December 31, 2019]:

The Board of Directors of the corporation shall have the right and authority to make and adopt such bylaws for the management of the corporation as they shall deem necessary and proper, and shall have the further right and authority to amend, alter, and rescind said bylaws, from time to time as they deem to be in the best interests of the corporation.

ARTICLE VIII

Preemptive Rights

No holder of stock of the corporation shall be entitled as of right or have any preemptive right to subscribe for or purchase any additional or increased stock of the corporation of any class,

whether now or hereafter authorized, or obligations convertible into any class of stock, or stock of any class convertible into stock of any other class, or obligations, stock or other securities carrying warrants or rights to subscribe for stock of the corporation of any class, whether now or hereafter authorized, but any and all shares of stock, bonds, debentures or other securities or obligations, whether or not convertible into stock or carrying warrants entitling the holders thereof to subscribe to stock, may be issued, sold or disposed of from time to time by authority of the Board of Directors of the corporation to such persons, firms or corporations and for such consideration, insofar as permitted by law, as the Board of Directors shall from time to time determine.

ARTICLE IX

Liquidation Account

Pursuant to the requirements of the Office of Thrift Supervision’s regulations (12 C.F.R. 563b), the Corporation shall assume and, for the period required by such regulations, maintain the following liquidation accounts initially established and maintained by:

First Federal of the Carolinas, F.A., assumed and maintained by BB&T Federal Savings Bank of High Point, and thereafter assumed and maintained by Branch Banking and Trust Company of High Point for the benefit of Branch Banking and Trust Company of High Point’s (as successor to First Federal of the Carolinas, F.A. and BB&T Federal Savings Bank of High Point) savings account holders as of September 30, 1977, as and June 30, 1980 (eligible savers);

Home Savings and Loan Association, Inc. and thereafter assumed and maintained by Branch Banking and Trust Company of Durham for the benefit of Branch Banking and Trust Company of Durham’s (as successor to Home Savings and Loan Association, Inc. and BB&T Federal Savings Bank of Durham, Inc.) savings account holders as of September 30, 1985 (“eligible savers”);

Old Stone Bank of North Carolina, a Federal Savings Bank and thereafter assumed by Old Stone Interim Bank (as successor to Old Stone Bank of North Carolina, a Federal Savings Bank) for the benefit of its savings account holders as of June 30, 1978, as of September 30, 1980 and as of July 31, 1982 (“eligible saver”);

Mutual Federal Savings and Loan Association (“Mutual Federal”) and Western Carolina Savings and Loan Association, Inc. (“Western Carolina”), thereafter assumed by SNB Savings S.S.B., Inc. (“SNB”) Savings (as successor to Mutual Federal and Western Carolina) and thereafter assumed by SNB Interim Bank (as successor to SNB Savings) for the benefit of Mutual Federals savings account holders as of September 29, 1986, and Western Carolinas savings account holders as of March 31, 1987, in each case who continue to maintain such accounts with the corporation (“eligible savers);

Gate City Federal Savings Bank, and thereafter assumed by Gate City Bank for the benefit of Gate City Banks (as successor to Gate City Bank) savings account holders as of November 30, 1989, and March 31, 1991 (eligible savers);

Albemarle Bank for the benefit of Albemarle Banks (as successor to Albemarle Savings and Loan Association, Inc.) savings account holders as of November 30, 1989, and March 31, 1991 (eligible savers);

Peoples Federal Savings Bank of Thomasville and thereafter assumed by Peoples Bank (as successor to Peoples Federal Savings Bank of Thomasville) for the benefit of Peoples Bank’s savings account holders as of April 30, 1991 (“eligible savers”);

First Federal Savings Bank of Pitt County, thereafter assumed and maintained by BB&T Federal Savings Bank of Pitt County, and thereafter assumed and maintained by BB&T Federal Savings Bank of Pitt County, and thereafter assumed and maintained by BB&T Bank of Pitt County for the benefit of BB&T Bank of Pitt County’s (as successor to First Federal Savings Bank of Pitt County and BB&T Federal Savings Bank of Pitt County) savings account holders as of September 30, 1978 and as of June 30, 1980 (“eligible savers”);

Carolina Savings Bank, Inc. and thereafter assumed by Carolina Bank (as successor to Carolina Savings, Inc.) for the benefit of Carolina Bank’s savings account holders as of December 31, 1991 (“eligible savers”);

Security Federal Savings Bank and thereafter assumed by Security Bank (as successor to Security Federal Savings Bank) for the benefit of Security Bank’s savings account holders as of June 19, 1990 (“eligible savers”);

Edenton Savings and Loan Association, Inc. and thereafter assumed by Edenton Bank (as successor to Edenton Savings and Loan Association, Inc.) for the benefit of Edenton Bank’s savings account holders as of March 31, 1992 (“eligible savers”);

Mutual Savings Bank and thereafter assumed by Mutual Interim Bank (as successor to Mutual Savings Bank) for the benefit of its savings account holders as of October 29, 1993 (“eligible savers”);

Citizens Savings Bank and thereafter assumed by Citizens Interim Bank (as successor to Citizens Savings Bank) for the benefit of Citizens’ savings account holders as of April 15, 1982 (“eligible savers”);

Citizens Savings Bank of Mooresville and thereafter assumed by Citizens Interim Bank of Mooresville (as successor to Citizens Savings Bank of Mooresville) for the benefit of Citizens Savings Bank’s savings account holders as of December 23, 1993 (“eligible savers”); and

Mutual Savings Bank of Rockingham County and thereafter assumed by Mutual Interim Bank (as successor to Mutual Savings Bank of Rockingham County) for the benefit of Mutual Savings Bank’s savings account holders as of October 29, 1993 (“eligible savers”);

In the event of a complete liquidation of the Corporation, it shall comply with the above-cited Office of Thrift Supervision regulations with respect to the amount and the priorities on liquidation of each of the eligible savers’ inchoate interest in the appropriate liquidation account, to the extent such account is still in existence; provided, that an eligible saver’s inchoate interest in a liquidation account shall not entitle such eligible saver to any voting rights at meetings of the stockholders of the Corporation.

ARTICLES XII

Limitation of Director’s Liability

To the fullest extent permitted by the North Carolina Business Corporation Act as it exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation, its shareholders or otherwise for monetary damages for breach of his duty as a director. Any repeal or modification of this Article shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification. The limitation of liability provided for in this paragraph shall not apply to acts or omissions which would be contrary to the provisions of Chapter 53 of the North Carolina General Statutes (or any successor statute).

This the 28th day of June, 1996.

By:	/S/

Name:	Robert E. Greene

Title:	President

NORTH CAROLINA Department of the Secretary of State

To all whom these presents shall come, Greetings:

I, Elaine F. Marshall, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of

ARTICLES OF AMENDMENT

OF

BRANCH BANKING AND TRUST COMPANY

the original of which was filed in this office on the 22nd day of December, 2008.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at the City of Raleigh, this 26th day of July, 2017.

/S/

Secretary of State

SOSID: 0023695
State of North Carolina	Date Filed: 12/22/2008 4:30:00 PM
Elaine F. Marshall
Department of the Secretary of State	North Carolina Secretary of State
C200835700860

ARTICLES OF AMENDMENT

BUSINESS CORPORATION

Pursuant to §55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation.

1.	The name of the corporation is: Branch Banking and Trust Company

2.	The text of each amendment adopted is as follows (State below or attach):
See Annex A attached hereto.

3.	If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself, are as follows:

Not applicable.

4.	The date of adoption of each amendment was as follows December 18, 2008.

5.	(Check either a, b, c, or d, whichever is applicable)

a. The amendment(s) was (were) duly adopted by the incorporators prior to the issuance of shares.

b. The amendment(s) was (were) duly adopted by the board of directors prior to the issuance of shares.

c. The amendment(s) was (were) duly adopted by the board of directors without shareholder action as shareholder action was not required because (set forth a brief explanation of why shareholder action was not required.)

d. X The amendment(s) was (were) approved by shareholder action, and such shareholder approval was obtained as required by Chapter 55 of the North Carolina General Statutes.

ARTICLES OF AMENDMENT

6.	These articles will be effective upon filing, unless a delayed time and date is specified:
Not applicable.

This the 18th day of December             , 2008

Branch Banking and Trust Company
Name of Corporation

/S/
Signature
Christopher L. Henson,
Chief Financial Officer
Type or Print Name and Title

ANNEX A

BRANCH BANKING AND TRUST COMPANY

AMENDMENT NO. 1 TO THE

RESTATED

ARTICLES OF INCORPORATION

This Amendment No. 1 (this “Amendment”) amends the Restated Articles of Incorporation (the “Original Articles”) of Branch Banking and Trust Company (the “corporation”) heretofore in effect.

1. The Original Articles are hereby amended as follows:

A. Article IV of the Original Articles is hereby deleted in its entirety and replaced with the following:

ARTICLE IV

Capital Stock

The authorized number of shares of stock of the corporation is five million, two thousand, nine hundred shares of stock, of which five million are classified as shares of voting common stock, all of one class, having a par value of $5.00 per share (the “Common Stock”) and two thousand, nine hundred are classified as shares of Series A Noncumulative Perpetual Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”).”

B. The following new Section 4.01 is hereby added:

“Section 4.01. Series A Preferred Stock. in addition to such matters specified elsewhere in this Article IV, the Series A Preferred Stock shall have the following powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions:

(a) Designation and Amount. The shares of Preferred Stock shall be designated as the Series A Noncumulative Perpetual Preferred Stock, and the number of shares constituting the Series A Preferred Stock shall be two thousand, nine hundred (2,900). The liquidation preference of the Series A Preferred Stock shall be $1,000,000 per share (the “Series A Liquidation Value”).

(b) Rank. The Series A Preferred Stock shall, with respect to dividend rights and upon liquidation, dissolution and winding up of the corporation, rank (i) senior to all classes and series of Common Stock of the corporation and to all classes and series of capital stock of the corporation now or hereafter authorized, issued or outstanding, which by their terms expressly provide that they are junior to the Series A Preferred Stock as to dividend distributions and distributions upon the liquidation, dissolution or winding up of the corporation, or which do not specify their rank (collectively with the Common Stock, the “Series A Junior Securities”); (ii) on a parity with each other class of capital stock or series of preferred stock issued by the corporation after the date hereof, the terms of which specifically provide that such class or series will rank on a parity with the Series A Preferred Stock as to dividend distributions and distributions upon the liquidation, dissolution or winding up of the corporation (the “Series A Parity Securities”); and (iii) junior to each other class of capital stock or series of preferred stock issued by the corporation after the date hereof, the terms of which specifically provide that such class or series will rank senior to the Series A Preferred Stock as to dividend distributions and distributions upon the liquidation, dissolution or winding up of the corporation (collectively, the “Series A Senior Securities”).

(c) Dividends. Dividends are payable on the Series A Preferred Stock as follows:

(i) The holders of shares of the Series A Preferred Stock in preference to the Series A Junior Securities shall be entitled to receive, out of funds legally available for that purpose, when, as, and if declared by the Board of Directors of the corporation, dividends payable in cash at the annual rate of five percent (5%) of the Series A Liquidation Value (the “Series A Dividend Rate”).

(ii) Dividends on the Series A Preferred Stock shall be noncumulative. Dividends not paid on any Series A Dividend Payment Date shall not accumulate thereafter. Dividends shall accumulate from the first day of any Series A Dividend Period to but excluding the immediately succeeding Series A Dividend Payment Date. Dividends, if and when declared, shall be payable in arrears in cash on each Series A Dividend Payment Date of each year with respect to the Series A Dividend Period ending on the day immediately prior to such Series A Dividend Payment Date at the Series A Dividend Rate to holders of record at the close of business on the applicable Record Date, commencing on March 15, 2009 with respect to any shares of Series A Preferred Stock issued prior to that Series A Dividend Payment Date; provided that dividends payable on the Series A Preferred Stock on the Series A Dividend Payment Date immediately following the first Series A Dividend Period following the Issue Date (and any dividend payable for a period less than a full quarter period) shall be prorated for the period and computed on the basis of a 360-day year of twelve 30-day months and the actual number of days in such Series A Dividend Period; and provided, further, that dividends payable on the initial Series A Dividend Payment Date following the Issue Date shall include any accumulated and unpaid dividends on the Fixed Rate Exchangeable Non-cumulative Perpetual Series C Preferred Stock of Matewan Realty Corporation exchanged for the Series A Preferred Stock as of the Exchange Date for the then current dividend period. Dividends on such Series A Preferred Stock shall be paid only in cash.

(iii) No dividends on shares of Series A Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Board of Directors or paid or set apart for payment by the corporation if such declaration or payment shall be restricted or prohibited by law.

(iv) Holders of shares of Series A Preferred Stock shall not be entitled to any dividends in excess of full dividends declared, as herein provided, on the shares of Series A Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on the shares of Series A Preferred Stock that may be in arrears.

(v) (A) So long as any shares of Series A Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Series A Junior Securities and other than as provided in clause (B) below) shall be declared, paid or set aside for payment or other distribution upon any Series A Junior Securities or any other Series A Parity Securities, nor shall any shares of any Series A Junior Securities or any other Series A Parity Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or set aside or made available for a sinking fund for the redemption of any shares of any such stock) by the corporation (except by conversion into or exchange for shares of, or options, warrants or rights to subscribe for or purchase, Series A Junior Securities) unless, in each case, the full dividends on all outstanding shares of the Series A Preferred Stock shall have been declared and paid, when due, for the Series A Dividend Period, if any, terminating on or immediately prior to the date of payment in respect of such dividend, distribution, redemption, purchase or acquisition.

(B) When dividends for any Dividend Period are not paid in full, as provided in clause (A) above, on the shares of the Series A Preferred Stock or any other Series A Parity Securities, dividends may be declared and paid on any such shares for any dividend period therefor, but only if such dividends are declared and paid pro rata so that the amount of dividends declared and paid per share on the shares of the Series A Preferred Stock and any other Series A Parity Securities, in all cases shall bear to each other the same ratio that the amount of unpaid dividends per share on the shares of the Series A Preferred Stock for such Series A Dividend Period and such other Series A Parity Securities for the corresponding dividend period bear to each other.

(d) Liquidation Preference.

(i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the corporation available for distribution to its shareholders an amount in cash equal to the Series A Liquidation Value for each share outstanding, plus an amount in cash equal to the unpaid dividends thereon for the then current Series A Dividend Period, whether or not earned or declared, before any payment shall be made or any assets distributed to the holders of Series A Junior Securities. If the assets of the corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Series A Preferred Stock and any Series A Parity Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amount to which the holders of outstanding shares of Series A Preferred Stock and the holders of outstanding shares of such Series A Parity Securities are entitled were paid in full.

(ii) For the purpose of this Section 4.01(d), neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the corporation, nor the consolidation or merger of the corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the corporation, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the corporation.

(e) Redemption. The Series A Preferred Stock shall be redeemable at any time, in whole or in part, at the option of the corporation, but with the consent of the FDIC and any other appropriate regulatory authorities, if required, for cash out of any source of funds legally available, at a redemption price to 100% of the Series A Liquidation Value per share plus unpaid dividends thereon accumulated since the immediately preceding Series A Dividend Payment Date (the “Series A Redemption Price”). Any date of such redemption is referred to as the “Series A Redemption Date.” If fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, the corporation will select those to the redeemed by lot or pro rata or by any other method as may be determined by the Board of Directors to be equitable.

The Series A Preferred Stock is not subject to any sinking fund.

(f) Procedure for Redemption.

(i) Upon redemption of the Series A Preferred Stock pursuant to Section 4.01(e) hereof, notice of such redemption (a “Series A Notice of Redemption”) shall be mailed by first-class mail, postage prepaid, not less than ten (10) days nor more than twenty (20) days prior to the Series A Redemption Date to the holders of record of the shares to be redeemed at their respective addresses as they shall appear in the records of the corporation; provided, however, that failure to give such notice or any defect therein or in the mailing thereof shall not affect the validity of the proceeding for the redemption of any shares so to be redeemed except as to the holder to whom the corporation has failed to give such notice or except as to the holder to whom notice was defective. Each such notice shall state: (A) the Series A Redemption Date; (B) the Series A Redemption Price; (C) the aggregate Series A Liquidation Value to be redeemed; (D) that on the Series A Redemption date, the applicable Series A Redemption Price will become due and payable upon each share of Series A Preferred Stock to be redeemed and that dividends will cease to accrue on and after such Series A Redemption Date; (E) the place or places where certificates for such shares are to be surrendered for payment of the Series A Redemption Price; and (F) the CUSIP number of the shares being redeemed, if any.

(ii) If a Series A Notice of Redemption shall have been given as aforesaid and the corporation shall have deposited on or before the Redemption Date a sum sufficient to redeem the shares of Series A Preferred Stock as to which a Series A Notice of Redemption has been given in trust with the Transfer Agent with irrevocable instructions and authority to pay the Series A Redemption Price to the holders thereof, or if no such deposit is made, then upon the Series A Redemption Date (unless the corporation shall default in making payment of the Series A Redemption Price), all rights of the holders thereof as shareholders of the corporation by reason of the ownership of such shares (except their right to receive the Series A Redemption Price thereof without interest) shall cease and terminate, and such shares shall no longer be deemed outstanding for any purpose. The corporation shall be entitled to receive, from time to time, from the Transfer Agent the interest, if any, earned on such moneys deposited with it, and the holders of any shares so redeemed shall have no claim to any such interest. In case the holder of any shares of Series A Preferred Stock so called for redemption shall not claim the Series A Redemption Price for its shares within twelve (12) months after the related Series A Redemption Date, the Transfer Agent shall, upon demand, pay over to the corporation such amount remaining on deposit, and the transfer Agent shall thereupon be relieved of all responsibility to the holder of such shares, and such holder shall look only to the corporation for payment thereof.

(iii) Not later than 1:30 p.m., Eastern Standard Time, on the Business Day immediately preceding the Series A Redemption Date, the corporation shall irrevocably deposit with the Transfer Agent sufficient funds for the payment of the Series A Redemption Price for the shares to be redeemed on the Series A Redemption Date and shall give the Transfer Agent irrevocable instructions to apply such funds, and, if applicable and so specified in the instructions, the income and proceeds therefrom, to the payment of such Series A Redemption Price. The corporation may direct the Transfer Agent to invest any such available funds, provided that the proceeds of any such investment will be available to the Transfer Agent in Winston-Salem, North Carolina at the opening of business of such Series A Redemption Date.

(iv) Except as otherwise expressly set forth in this Section 4.01(f), nothing contained in these Amended and Restated Articles of Incorporation shall limit any legal right of the corporation to purchase or otherwise acquire any shares of Series A Preferred Stock at any price, whether higher or lower than the Series A Redemption Price, in private negotiated transactions, the over-the-counter market or otherwise with the prior approval of the FDIC or the Commissioner (if required).

(v) If the corporation shall not have funds legally available for the redemption of all of the shares of Series A Preferred Stock on any Series A Redemption Date, the corporation shall redeem on the Series A Redemption Date only the number of shares of Series A Preferred Stock as it shall have legally available funds to redeem, as determined in an equitable manner, and the remainder of the shares of Series A Preferred Stock shall be redeemed, at the option of the corporation, on the earliest practicable date next following the day on which the corporation shall first have funds legally available for the redemption of such shares.

(g) Reacquired Shares. Shares of the Series A Preferred Stock that have been redeemed, purchased or otherwise acquired by the corporation are not subject to reissuance or resale as shares of Series A Preferred Stock and shall be held in treasury. Such shares shall revert to the status of authorized but unissued shares of preferred stock, undesignated as to series, until the Board of Directors of the corporation shall designate them again for issuance as part of a series.

(h) Voting Rights. Except as otherwise required by applicable law, the holders of Series A Preferred Stock shall not have any voting rights.”

C. The following new Section 4.02 is hereby added:

“Section 4.02. Definitions. For the purpose of Section 4.01 hereof, the following terms shall have the meanings indicated:

“Business Day” means a day on which the banking institutions in Winston-Salem, North Carolina are open for business and are not authorized or required by law or executive order to close.

“corporation” means Branch Banking and Trust Company, a state bank chartered under the laws of the State of North Carolina.

“Dividend Payment Date” means a Series A Dividend Payment Date.

“Exchange Date” means any date on which the Fixed Rate Exchangeable Noncumulative Perpetual Series C Preferred Stock of Matewan Realty Corporation is exchanged for the Series A Preferred Stock.

”FDIC” means the Federal Deposit Insurance Corporation, or any successor

“Issue Date” means the first date on which shares of Series A Preferred Stock are issued.

“Person” means any individual, firm, bank or other entity and shall include any successor (by merger or otherwise) of such entity.

“Record Date” means the first day of the month in which the applicable Dividend Payment Date falls for dividends declared by the Board of Directors.

“Series A Dividend Payment Date” means March 15, June 15, September 15, and December 15 of each year.

“Series A Dividend Period” is the period from a Series A Dividend Payment Date to, but excluding, the next succeeding Series A Dividend Payment date, except that the initial Series Dividend Period shall commence on the date of the original issuance of shares of Series A Preferred Stock.

“Series A Dividend Rate” has the meaning set forth in Section 4.01(c)(i).

“Series A Junior Securities” has the meaning set forth in Section 4.01(b) hereof.

“Series A Liquidation Value” has the meaning set forth in Section 4.01(a) hereof.

“Series A Notice of Redemption” has the meaning set forth in Section 4.01(f)(i) hereof.

“Series A Parity Securities” has the meaning set forth in Section 4.01(b) hereof. “Series A Preferred Stock” has the meaning set forth in Section 4.01(a) hereof. “Series A Redemption Date” has the meaning set forth in Section 4.01(e) hereof. “Series A Redemption Price” has the meaning set forth in Section 4.01(e) hereof. “Series A Senior Securities” has the meaning set forth in Section 4.01(b) hereof.

“Transfer Agent” means a bank or trust company as may be appointed from time to time by the Board of Directors of the corporation, or a committee thereof, to act as transfer agent, paying agent and registrar of the Series A Preferred Stock.”

D. The following new section 4.03 is hereby added:

“Section 4.03. Common Stock. The Common Stock shall be subject to the terms of the Series A Preferred Stock and any Series A Parity Securities and Series A Senior Securities (collectively, the “Preferred Securities”) and the express terms of any series thereof Each share of Common Stock shall be equal to every other share of Common Stock and the holders thereof shall be entitled to one vote for each share of Common Stock on all questions presented to the shareholders. Subject to any rights to receive dividends to which the holders of the outstanding Preferred Securities may be entitled, the holders of shares of Common Stock shall be entitled to receive Dividends, if and when declared, payable from time to time by order of the Board of Directors from funds legally available therefor.”

OFFICE OF THE COMMISSIONER OF BANKS

CERTIFICATE OF AUTHORITY

FOR ARTICLES OF AMENDMENT

Branch Banking and Trust Company, a North Carolina state-chartered bank headquartered in Winston-Salem, Forsyth County, North Carolina, has submitted to me as Commissioner of Banks for the State of North Carolina, Articles of Amendment, for the purposes of allowing Branch Banking and Trust Company to issue Series A Preferred Stock.

I hereby certify that Branch Banking and Trust Company is a North Carolina chartered bank in good standing with the Office of the Commissioner of Banks which is permitted by law to effect the said amendment for the purpose herein stated. Authority to file the Articles of Amendment is, therefore, granted effective on the date and at the time specified therein.

This the 22nd day of December, 2008.

/S/
Joseph A. Smith, Jr.
Commissioner of Banks

SOSID: 0023695
Date Filed: 12/6/2019 9:03:00 AM
Effective: 12/7/2019
Elaine F. Marshall
State of North Carolina	North Carolina Secretary of State
Department of the Secretary of State	C2019 340 00039

ARTICLES OF AMENDMENT

BUSINESS CORPORATION

Pursuant to §55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation.

1.	The name of the corporation is: Branch Banking and Trust Company

2.	The text of each amendment adopted is as follows (State below or attach):

Please see attached.

3.	If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself, are as follows:
d

4.	The date of adoption of each amendment was as follows: December 3, 2019

5.	(Check either a, b, c, or d, whichever is applicable)

a. ☐ The amendment(s) was (were) duly adopted by the incorporators prior to the issuance of shares.

b. ☐ The amendment(s) was (were) duly adopted by the board of directors prior to the issuance of shares.

c. ☐ The amendment(s) was (were) duly adopted by the board of directors without shareholder action as shareholder action was not required because (set forth a brief explanation of why shareholder action was not required.)

d. ☑ The amendment(s) was (were) approved by shareholder action, and such shareholder approval was obtained as required by Chapter 55 of the North Carolina General Statutes.

BUSINESS REGISTRATION DIVISION	P.O. BOX 29622	RALEIGH, NC 27626-0622
(Revised July 2017)		(Form B-02)

ARTICLES OF AMENDMENT

6.	These articles will be effective upon filing, unless a delayed time and date is specified:
12:06 AM EST on December 7, 2019.

This	the 6th day of December, 2019

Branch Banking and Trust Company
Name of Corporation

Signature

Daryl N. Bible, Senior Executive Vice President and Chief Financial Officer
Type or Print Name and Title

NOTES:

1.	Filing fee is $50. This document must be filed with the Secretary of State.

BUSINESS REGISTRATION DIVISION	P.O. BOX 29622	RALEIGH, NC 27626-0622
(Revised July 2017)		(Form B-02)

ARTICLES OF AMENDMENT

OF

BRANCH BANKING AND TRUST COMPANY

The undersigned corporation hereby submits these Articles of Amendment in accordance with Section 55-10-03 and 55-10-06 of the North Carolina Business Corporation Act for the purpose of amending its Articles of Incorporation:

1.	The name of the corporation is: Branch Banking and Trust Company.

2.	The following text will replace the current text of ARTICLE I in its entirety:

The name of the Corporation is Truist Bank.

3.	The amendment does not provide for an exchange, reclassification or cancellation of issued shares.

4.	The amendment was approved by the sole shareholder of the corporation on December 3, 2019, in accordance with Section 55-10-03 of the North Carolina Business Corporation Act.

5.	These Articles of Amendment will be effective at 12:06 a.m. on December 7, 2019.

This is the 6th day of December, 2019.

BRANCH BANKING AND TRUST COMPANY

By:
Name:	Daryl N. Bible
Title:	Senior Executive Vice President and Chief Financial Officer

OFFICE OF THE COMMISSIONER OF BANKS

CERTIFICATE OF AUTHORITY

FOR

ARTICLES OF AMENDMENT

I, Stephanie Ryals, Chief Deputy Commissioner of Banks for the State of North Carolina, hereby certify that the foregoing ARTICLES OF AMENDMENT of Branch Banking and Trust Company, having its principal office in Charlotte, Mecklenburg County, North Carolina, were approved by the Office of the Commissioner of Banks for filing at the Office of the Secretary of State. Authority to record the Articles of Amendment is hereby granted.

This the 26th day of November, 2019.

Stephanie Ryals
Chief Deputy Commissioner of Banks